UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2019

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road, Suite 210		19312
Berwyn, Pennsylvania		(Zip Code)
(Address of principal executive offices)

(610) 251-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
Triumph Group, Inc. (the “Company”) was notified on April 5, 2019 of production rate adjustments planned by The Boeing Company (“Boeing”) over the next several months on the 737 MAX from 52 to 42 airplanes per month. The Company noted that it does not anticipate a material impact to the Company’s financial performance or forecasts, as the program historically has contributed a single digit percentage of annual revenue. The Company will work with its suppliers to actively manage internal and supplier delivery schedules. Given the shorter production spans of the component factories that support the 737 MAX, the rate adjustments can be accommodated with normal operational capacity with minimal adjustments to working capital, shop utilization, and overtime reductions. The Company will use the intervening months to derisk any supply chain areas of concern.
The Company provides landing gear, gearboxes and actuation systems as well as interior components and ducting for the 737 MAX.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2019			TRIUMPH GROUP, INC.
	By:	/s/	Jennifer H. Allen
Jennifer H. Allen
Senior Vice President, General Counsel and
Secretary

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